As filed with the Securities and Exchange Commission on March 28, 2007

Registration No. 333-88513
Registration No. 333-39016
Registration No. 333-75230
Registration No. 333-89886
Registration No. 333-110131
Registration No. 333-118490
Registration No. 333-126107

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-88513
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-39016
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-75230
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-89886
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-110131
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-118490
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-126107
Under The Securities Act of 1933
 ____________________

DSL.net, Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1510312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

50 Barnes Park North, Suite 104, Wallingford, CT 06492
Telephone: (203) 284-6100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Amended and Restated 1999 Stock Plan
1999 Employee Stock Purchase Plan
Vector Internet Services Stock Option Plan
DSL.net, Inc. 2001 Stock Option and Incentive Plan
Stock Option Agreement
(Full Titles of Plans)

Marc R. Esterman
DSL.net, Inc.
50 Barnes Park North, Suite 104, Wallingford, CT 06492
Telephone: (203) 284-6100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
_______________

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments relate to the following registration statements on Form S-8 (collectively, the “Registration Statements”), registering shares of common stock, $0.0001 par value, of DSL.net, Inc. (the “Company”):

File No. 333-88513, filed on October 6, 1999, registering 12,570,890 shares.

File No. 333-39016, filed on June 9, 2000, registering 898,926 shares.

File No. 333-75230, filed on December 14, 2001, registering 4,000,000 shares.

File No. 333-89886, filed on June 6, 2002, registering 16,000,000 shares.

File No. 333-110131, filed on October 31, 2003, registering 25,000,000 shares.

File No. 333-118490, filed on August 23, 2004, registering 10,000,000 shares.

File No. 333-126107, filed on June 24, 2005, registering 20,000,000 shares.

Promptly following the filing of these post-effective amendments, it is expected that the Company will merge with and into MDS Acquisition, Inc. pursuant to Section 253 of the Delaware General Corporation Law, with MDS Acquisition, Inc. as the surviving corporation.  The offerings pursuant to the Registration Statements have been terminated as a result of such merger or otherwise.  In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the respective offerings, the Company hereby removes from registration the securities of the Company registered but unsold under each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, DSL.net, Inc. has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on March 28, 2007.

DSL.NET, INC.

By:	/s/ Marc R. Esterman
Name:	Marc R. Esterman
Title:	S.V.P. – Corp. Affairs, General Counsel & Secretary
(Duly authorized officer)

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